EXHIBIT 4.1
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    AGREEMENT BY AND BETWEEN UNICO, IN. ("PURCHASER") AND
  NATEKO S/A ("CONSULTANT") REGARDING PURCHASE OF WEB SITE
            DESIGN AND CONSTRUCTION, THE ('PROJECT")
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  Purchaser hereby purchases from the Consultant, and the
  Consultant hereby sells to Purchaser, Web site design and construction for its domain names BidInvite.com, buildersImall.com, construction-xchange.com and plansroom.com, as described in the attached business plan and further specified by our Project Manager, Mr.
  Richard Hyland.
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  The Project is complete when the web site design and
  construction, including databases is approved by the Purchaser and launched on the World Wide Web ("WWW").
  <P>
  Beta sites shall be ready for final testing and approval within 90 days from today's date.
  <P>
  Complete site shall be ready for final approval within 150 days from today's date.
  Purchase price for the complete Project is $270,000, payable in Unico (NASD-OTC: UICO) free trading stock calculated as the five days average closing bid price immediately preceding the following:
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
  1) Upon signing of this agreement          $90,000      equals 55,350 shares
  2) Upon delivery of Beta sites             $90,000
  3) The Project approved and launched       $90,000

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  Signed the 25th of February, 2000
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  Unico, Inc.                      Nateko S/A (EF)
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  /s/   Jay Weppler               /s/ Benny Blom
  -------------------             ---------------------
           Jay R. Weppler            Dr. Benny Blom
        Chairman                  President
  <P>